UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2021 (December 15, 2021)

South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Curtis C. Griffith.

On December 15, 2021, the board of directors of South Plains Financial, Inc. (the “Company”) approved an amendment to that certain Employment Agreement, dated December 18, 2019, by and among the Company, City Bank (the “Bank”) and Mr. Curtis C. Griffith (the “Griffith Employment Agreement”), providing, among other things, that: (i) Mr. Griffith will receive an annual grant of restricted stock units in an amount equal to $125,000 divided by the fair market value of the underlying stock as of the date of grant (“Griffith RSU Award”); and (ii) the Griffith RSU Award will be granted in January of each fiscal year with a vesting schedule of one (1) year.

The foregoing description of certain terms of the Griffith Employment Agreement and the amendment thereto is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety by the full text of the Griffith Employment Agreement and the amendment thereto, copies of which are attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 19, 2019 and as Exhibit 10.1 to this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.

Amendment to Employment Agreement with Cory T. Newsom

On December 15, 2021, the board of directors of the Company approved an amendment to that certain Employment Agreement, dated March 6, 2019, by and among the Company, the Bank and Mr. Cory T. Newsom (the “Newsom Employment Agreement”), providing, among other things, that Mr. Newsom is eligible for an additional performance-based cash bonus with an award opportunity of twenty-five percent (25%) of his base salary.  This performance-based annual cash bonus will be measured against certain criteria set forth in Attachment 1 to the amendment to the Newsom Employment Agreement related to Mr. Newsom’s leadership and the growth of the Company and the Bank.  The compensation committee of the board of directors of the Company (the “Compensation Committee”) will have full discretion to view the totality of the performance metrics when determining the extent to which a bonus should be earned by Mr. Newsom, and at the time of such determination the Compensation Committee has full discretion to decide the weighting of a metric vis-à-vis the other metrics.

The performance-based annual cash bonus described above will be considered earned as of December 31 of the calendar year to which the bonus is attributable, and will be paid in a lump sum no later than March 15th of the calendar year that immediately follows the calendar year to which the bonus is attributable.

In addition, under the amendment to the Newsom Employment Agreement, (i) Mr. Newsom will receive an annual grant of restricted stock units in an amount equal to $250,000 divided by the fair market value of the underlying stock as of the date of grant (“Newsom RSU Award”); and (ii) the Newsom RSU Award grant will occur in January of each fiscal year with a vesting schedule of one (1) year.

The foregoing description of certain terms of the Newsom Employment Agreement and the amendment thereto is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety by the full text of the Newsom Employment Agreement and the amendment thereto, copies of which are attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed on April 29, 2018 and as Exhibit 10.2 to this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Employment Agreement, by and among City Bank, Curtis C. Griffith and South Plains Financial, Inc., dated as of December 15, 2021.

10.2	Amendment No. 1 to Employment Agreement, by and among City Bank, Cory T. Newsom and South Plains Financial, Inc., dated as of December 15, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOUTH PLAINS FINANCIAL, INC.

Dated: December 21, 2021	By:	/s/ Steven B. Crockett
Steven B. Crockett
Chief Financial Officer and Treasurer